EXHIBIT 5.1

May 4, 2006

Susquehanna Bancshares, Inc.

26 North Cedar Street

Lititz, PA 17543

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to a Registration Statement on Form S-8 of Susquehanna Bancshares, Inc. (the “Company”) which is being filed with the Securities and Exchange Commission (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

The Registration Statement covers up to 500,000 shares of Common Stock, par value $2.00, of the Company (the “Shares”), for issuance pursuant to the Susquehanna Bancshares, Inc. Employee Stock Purchase Plan (the “Plan”).

In connection with our representation of the Company, as a basis for our opinions hereinafter set forth, we have examined the Registration Statement, including the exhibits thereto, the Company’s Articles of Incorporation, the Company’s Bylaws, the Plan and such other documents as we have deemed appropriate in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals. Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon, quoted in any manner to, or delivered to any other person or entity, without in each instance our prior written consent.

Our opinion is limited to the Business Corporation Law of the Commonwealth of Pennsylvania, as amended, including the statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Pennsylvania, and the federal securities laws, each as in effect on the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP

Pepper Hamilton LLP